Exhibit 10.3
ADVANCED ENERGY INDUSTRIES, INC.
2003 STOCK OPTION PLAN
Adopted February 12, 2003
Amended February 1, 2005
Amended and Restated February 21, 2007
     1. Purpose. The purpose of the Plan is to provide an incentive to attract, retain and reward individuals performing services for the Company, and to motivate such individuals to contribute to the growth and profitability of the Company.
     2. Definitions. Whenever the following terms are used in the Plan, they shall have the meaning indicated below, unless a different meaning is required by the context.
     (a) “Administrator” means either the Board or a committee of at least two Board members to which the Board allocates administration of the Plan.
     (b) “Board” means the board of directors of the Corporation.
     (c) “Code” means the Internal Revenue Code of 1986, as amended.
     (d) “Company” means, collectively, the Corporation and any “parent corporation” or “subsidiary corporation” of the Corporation as defined in Code §424(e) and §424(f), respectively.
     (e) “Corporation” means Advanced Energy Industries, Inc., a Delaware corporation.
     (f) “Fair Market Value” means, with respect to a Share as of any date, the closing sale price of a Share on such date (or previous business day if such date is not a business day) on the principal exchange or market on which Shares are then listed or admitted to trading. If, for any reason, the preceding rule cannot be applied to determine fair market value, then the Administrator shall make a good faith determination of fair market value.
     (g) “ISO” means an incentive stock option within the meaning of Code §422.
     (h) “NSO” means an option that is not an ISO.
     (i) “Participant” means a person who has received a grant or award under the Plan. If a grant or award is assigned pursuant to Section 6(c), the term “Participant” shall mean the assignee when required by the context.
     (j) “Plan” means this Advanced Energy Industries, Inc. 2003 Stock Option Plan.
     (k) “Service” means the Participant’s employment or service with the Company, whether in the capacity of an employee, a director, or a consultant.
     (l) “Share” means one share of common stock of the Corporation.
     3. Administration. The Plan shall be administered by the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority to select the persons to be granted options under this Plan, to fix the number of shares that each Participant may purchase, to determine the exercise price of options granted, to set the terms and conditions of each option (including the period over which the option becomes exercisable), and to determine all other matters relating to administration and operation of the Plan. All questions of interpretation, implementation, and application of the Plan shall be determined by the Administrator in its sole discretion. Such determinations shall be final and binding on all persons. No member of the Board or committee that acts as Administrator shall be liable for any act or omission on such member’s own part, including but not limited to the exercise of any power or discretion given to such member under the Plan, except for those acts or omissions resulting from such member’s own gross negligence or willful misconduct.
     4. Shares Subject to the Plan. The maximum number of Shares that may be issued pursuant to this Plan is six million seven hundred and fifty thousand (6,750,000), subject to adjustment as provided in Section 6(e), and subject to limited re-issuance as indicated below. If an option expires, is surrendered, or becomes unexercisable without having been exercised in full, or if any unissued Shares are retained by the Corporation upon exercise of an option in order to satisfy any withholding taxes due with respect to such exercise, the unissued or retained Shares shall become available for future grant under the Plan (unless the Plan has terminated). If unvested Shares are forfeited, such Shares shall also become available for future grant under the Plan, but the total number of such forfeited Shares that become available may not exceed twice the maximum number set forth above (subject to adjustment as provided in Section 6(e)). Other Shares that actually have been issued under the Plan pursuant to an option shall not be returned to the Plan and shall not become available for future grant under the Plan.
     5. Eligibility. The Administrator may grant an option or options to any employee or consultant of the Company, as selected in the sole discretion of the Administrator. No individual may receive aggregate grants or awards under this Plan that exceed 25% of the number of Shares reserved for issuance under Section 4 (subject to adjustment as provided in Section 6(e)).

     6. General Terms and Conditions.
     (a) Option Agreements. Each option granted under the Plan shall be authorized by action of the Administrator and shall be evidenced by a written agreement in such form as the Administrator shall from time to time approve, which agreement shall comply with and be subject to the terms and conditions of the Plan.
     (b) ISOs or NSOs. Options granted under the Plan shall be designated by the Administrator as either ISOs or NSOs. The Company does not represent or warrant that an option intended to be an ISO qualifies as such. To the extent that the aggregate Fair Market Value (determined as of the date the option is granted) of the Shares with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds one hundred thousand dollars ($100,000), the option shall be treated as an NSO. If an ISO is exercised more than three (3) months after the date on which the Participant ceases to be an employee (other than by reason of death or permanent and total disability as defined in Code §22(e)(3)), the option will be treated as an NSO, and not an ISO, as required by Code §422.
     (c) Transferability. Options granted under the Plan are not transferable by the Participant and shall be exercisable during the Participant’s lifetime only by the Participant; provided, however, that an option may be transferred upon the approval of the Administrator (in its sole discretion) by appropriate instrument pursuant to a domestic relations order described in Rule 16a-12 of the 1934 Act or to an inter vivos or testamentary trust in which the option is to be passed to the Participant’s beneficiaries upon the Participant’s death or by gift to the Participant’s immediate family (consisting of the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships). No option or interest therein may be otherwise transferred, assigned, pledged, or hypothecated by the Participant, whether by operation of law or otherwise, or be made subject to execution, attachment, or similar process. Any such purported assignment, sale, transfer, delegation, or other disposition shall be null and void.
     (d) Modification, Extension, and Renewal. The Administrator shall have the power to modify, extend, or renew outstanding options and authorize the grant of new options in substitution therefor, provided that any such action may not have the effect of significantly impairing any rights or obligations of any option previously granted without the consent of the affected Participant. However, the Company will not reduce the exercise price of any outstanding option or cancel outstanding options and grant replacement options with a lower exercise price without prior approval of the shareholders.
     (e) Changes in Capitalization or Corporate Transaction. In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, separation, liquidation or other change in the corporate structure or capitalization affecting the Shares, appropriate adjustment shall be made by the Administrator in the kind, option price, and number of shares of stock (including, but not limited to, the maximum number of Shares reserved under the Plan) that are or may become subject to options and other awards granted or to be granted under the Plan. If in connection with the change the Corporation ceases to exist, the surviving or successor entity must either assume the Corporation’s rights and obligations with respect to outstanding options or substitute for outstanding options substantially equivalent options for equity interests in the entity. If there is no surviving or successor entity, a Participant’s outstanding option must be exercised before the change, or the option will terminate and cease to be outstanding.
     7. Exercise.
     (a) Exercise Price. The exercise price of an option shall be not less than the Fair Market Value of a Share on the date of the grant of the option.
     (b) Time of Exercise. An option shall become exercisable as specified in the option agreement; provided, however, that (i) an option shall not be exercisable after the 10th anniversary of the date of grant and (ii) unless expressly provided otherwise in the option agreement, an option shall not be exercisable to the extent its exercise would result (determined at the time of exercise) in compensation not deductible by the Corporation under Code §162(m) (unless a failure to exercise will result in the termination of the option).
     (c) Special Rules for 10% Owners. The exercise price of an ISO granted to an individual who owns stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Corporation shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant. No ISO granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation shall be exercisable after the expiration of five (5) years from the date of grant. For purposes of determining whether an individual owns stock possessing more than 10 percent (10%) of the total combined voting power of all classes of stock of the Corporation, the individual shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. Stock with respect to which the individual holds an option shall not be counted.
     (d) Notice of Exercise. Participants may exercise only by providing written notice to the Corporation at the address specified in the option agreement, accompanied by full payment for the Shares to be purchased. After receiving proper notice of exercise and payment, the Corporation shall issue a certificate(s) for the Shares purchased, registered in Participant’s name (or in Participant’s name and the name of Participant’s spouse as community property or as joint tenants with a right of survivorship).
     (e) Taxes and Withholding. The Company shall have the right to deduct from the Shares issuable upon the exercise of an option, or to accept from the Participant the tender of, a number of whole Shares having a fair market value, as determined by the Administrator, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to such option or the Shares acquired upon the exercise thereof. Alternatively or in addition, in its sole discretion, the Company shall have the right to require Participant, through payroll withholding, cash payment or otherwise, including by means of a cashless exercise (as described in Section 8(b)), to make adequate provision for any such tax withholding obligations of the Company arising in connection with the option, or the Shares acquired upon the exercise thereof.
     8. Payment of Exercise Price. Payment of any option’s exercise price may be made in cash, by check or cash equivalent. At the sole discretion of the Administrator, the exercise price may be made as follows:
     (a) By Tender of Stock. Payment may be made by tender (or by attestation) to the Corporation of Shares owned by Participant having a fair market value (as determined by the Administrator without regard to any restrictions on transferability applicable to such Shares by reason of federal or state securities laws or agreements with the Corporation’s underwriter) not less than the exercise price; provided that, an option may not be exercised by tender to the Corporation of Shares to the extent such tender would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Shares. Unless otherwise provided by the Administrator, an option may not be exercised by tender to the Corporation of Shares unless such Shares either have been owned by the Participant for more than six (6) months or were not acquired, directly or indirectly, from the Corporation.
     (b) By Cashless Exercise. The Administrator reserves, at any and all times, the right, in the Administrator’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of options by payment by the assignment of the proceeds of a sale or loan with respect to some or all of the Shares being acquired upon the exercise of the option, including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System.
     (c) By Promissory Note. Payment may be made by the Participant’s promissory note in a form approved by the Administrator, except that no promissory note shall be permitted if the exercise of an option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Administrator shall determine; provided that (i) the note (including interest) shall be full recourse, (ii) interest shall be payable in at least annual installments at a current market interest rate, (iii) the note shall be secured by the Shares acquired, and (iv) the remaining balance of the note (including accrued interest) shall be due and payable within 90 days of termination of Participant’s Service for any reason. Unless otherwise provided by the Administrator, if the Corporation at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Corporation’s securities, any promissory note shall comply with such applicable regulations, and Participant shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.
     (d) By Other Consideration. Payment may be made by such other consideration or by any combination of cash, stock, cashless exercise, promissory note or other consideration as may be approved by the Administrator from time to time to the extent permitted by applicable laws.
     9. Termination of Options.
     (a) Termination of Service. If a Participant’s Service terminates, his or her rights to exercise an option then held shall be limited. Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Company, provided that there is no interruption or termination of Participant’s employment or service. Participant’s Service with the Company shall be treated as continuing intact while the Participant is on military, sick leave, or other bona fide leave of absence (such as temporary employment by the government) approved by the Company if the period of such leave does not exceed 90 days, or, if longer, so long as the Participant’s right to reemployment with the Corporation is guaranteed either by statute or by contract. Where the period of leave exceeds 90 days and where the Participant’s right to reemployment is not guaranteed either by statute or by contract, Service will be deemed to have terminated on the 91st day of such leave. Subject to the foregoing, the Administrator, in its sole discretion, shall determine whether Participant’s Service has terminated and the effective date thereof.
     (b)  Involuntary Separation without Cause or Voluntary Separation. Except as otherwise provided in paragraphs (c) through (f), if a Participant leaves the company involuntarily without Cause or the Participant voluntarily leaves the Company, Participant shall have the right for a period of 90 calendar days after the date of separation to exercise the option to the extent Participant was entitled to exercise the option on that date; provided, however, that the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.
     (c) Termination by Disability. If a Participant becomes disabled (within the meaning of Code §22(e)(3)) while in Service, Participant or his or her qualified representative shall have the right for a period of twenty-four (24) months after the date on which Participant’s Service ends to exercise the option to the extent Participant was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.
     (d) Termination by Retirement. If a Participant terminates Service without cause from the Company after reaching age 60 and with 5 or more years of continuous service with the Company, Participant shall have 3 years from date of retirement to exercise the option to the extent Participant was entitled to exercise the option on that date; provided, however, that the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. Determination of retirement shall be at the sole discretion of the Committee.
     (e) Termination after Death. If a Participant dies while in Service, the person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the Participant shall have the right for a period of twelve (12) months after the date of death to exercise the option to the extent Participant was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.
     (f) Termination for Cause. If a Participant’s Service is terminated by the Company for Cause, Participant shall have no right to exercise the option, and the option will terminate. “Cause” means that Participant is determined by the Administrator to have committed an act of embezzlement, fraud, dishonesty, or breach of fiduciary duty to the Company, or to have deliberately disregarded the rules of the Company, under circumstances that could normally be expected to result in loss, damage, or injury to the Company, or because Participant has made any unauthorized disclosure of any of the secrets or confidential information of the Company, has induced any client or customer of the Company to break any contract with the Company, has induced any principal for whom the Company acts as agent to terminate the agency relationship, or has engaged in any conduct that constitutes unfair competition with the Company.
     (g) Option Agreement. The option agreement may provide rules different from those set forth in subsections. (a) through (e).
     10. Change in Control. An option’s term may be affected by a Change in Control, as described in this section.
     (a) Optional Assumption or Substitution. At the time of a Change in Control, the surviving, continuing, successor or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiror”), may either assume the Corporation’s rights and obligations with respect to outstanding options or substitute for outstanding options substantially equivalent options for the Acquiror’s stock. If the Acquiror is the same corporate entity as the Corporation, or its successor by merger, a reaffirmation of the option shall be treated as an assumption, and a failure to reaffirm shall be treated as a failure to assume.
     (b) No Assumption or Substitution — Termination. Options that are neither assumed nor substituted for by the Acquiror in connection with a Change in Control, nor exercised as of the time of the Change in Control, shall terminate and cease to be outstanding.
     (c) Definition. For purposes of this Plan, a Change in Control means a single Ownership Change Event or combination of proximate (in time, purpose, cause and effect, and/or the identity of the parties involved) Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Corporation immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Corporation’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting stock of the Corporation or the corporation or corporations to which the assets of the Corporation were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Corporation or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. An Ownership Change Event means (i) the direct or indirect sale, exchange or transfer of the voting stock of the Corporation, (ii) a merger or consolidation in which the Corporation is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Corporation, or (iv) a liquidation or dissolution of the Corporation. The Board shall have sole discretion to determine whether any particular facts and circumstances constitute an Ownership Change Event or a Transaction, and its determination shall be final, binding and conclusive.
     11. Restricted Stock Awards.
     (a) General Rule. The Administrator may award Shares to a person eligible under Section 5, subject to such terms and conditions consistent with this Plan that the Administrator shall impose as set forth in a separate award agreement.
     (b) Vesting. An award under this section may condition the vesting of Shares on the performance of future services by the eligible person, and may alternatively or additionally condition the vesting of Shares on such other performance-related conditions that the Administrator shall impose in its sole discretion.
     (c) Transferability. An unvested Share will not be transferable by the Participant until it becomes vested. The Company shall receive a stock power duly endorsed in blank with respect to restricted Shares, and the related stock certificate shall bear the following legend:
     The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Advanced Energy Industries, Inc. 2003 Stock Option Plan and an award agreement entered into between the registered owner of such shares and Advanced Energy Industries, Inc. A copy of the plan and agreement is on file in the office of the Secretary of Advanced Energy Industries, Inc.
     Such legend shall be removed from the certificate only after the Shares vest. Each certificate issued with respect to Shares subject to this section, together with the stock powers related to the Shares, shall be deposited by the Company with a custodian designated by the Company (and which may be the Company or an affiliate).
     (d) Voting Rights and Dividends. Unvested Shares may be voted by the holder of such Shares. Dividends payable with respect to unvested Shares will be paid to the holder of the Shares without regard to restrictions.
     (e) Change in Control. An Acquiror described in Section 10(a) shall have no obligation to assume or substitute an award of unvested Shares, and any such Shares not assumed or substituted in connection with a Change in Control shall be forfeited generally in the manner described in Section 10(b).
     (f) Restricted Stock Units. Awards of Restricted Stock also may take the form of Restricted Stock Units, which shall be subject to an Award Agreement between the Company and the applicable Participant.
     (i) Vesting. Restricted Stock Units shall vest over a period of time to be established by the Administrator at the time of grant. Each award of Restricted Stock Units may be subject to a different vesting schedule. At the time of the grant, the Administrator may, in its sole discretion, prescribe restrictions in addition to or other than the expiration of the vesting period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock Units.
     (ii) Payment for Shares. At the time Shares are issued to the Participant pursuant to Restricted Stock Units, the Participant shall be required, to the extent required by applicable law, to purchase such Shares from the Company at a purchase price equal to the aggregate par value of the Shares represented by such Restricted Stock. The purchase price, if any, shall be payable in cash or, in the discretion of the Administrator, in consideration for past Services rendered to the Company or for such other form of consideration determined by the Administrator.
     (iii) Withholding Taxes. The Company shall have the right to deduct from the Shares issuable pursuant to Restricted Stock Units, or to accept from the Participant the tender of, a number of whole Shares having a fair market value, as determined by the Administrator, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to the Restricted Stock Units or the Shares acquired pursuant thereto. Alternatively or in addition, in its sole discretion, the Company shall have the right to require Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for any such tax withholding obligations of the Company arising in connection with the Restricted Stock Units or the Shares acquired pursuant thereto.

     (iv) Termination of Service. Unless otherwise provided in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of the Participant’s Service, any Restricted Stock Units held by such Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock Units, the Grantee shall have no further rights with respect to such award.
     (v) Transferability. Awards of Restricted Stock Units shall be subject to the transferability restrictions applicable to options granted under this Plan, as set forth in Section 6(c).
     (vi) Rights of a Holder. Participant shall have no rights as a shareholder with respect to the Shares covered by his or her Restricted Stock Units until the date of the issuance to him or her of a share certificate for the Shares, and no adjustment will be made for dividends or other rights for which the record date is prior to the date the certificate is issued. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units shall represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
     (vii) Amendment. The Administrator shall have the power to modify, extend, or renew outstanding Restricted Stock Units or authorize the grant of new Restricted Stock Units in substitution therefor, provided that any such action may not have the effect of significantly impairing any rights or obligations of any Restricted Stock Unit previously granted without the consent of the affected Participant.
     12. Stock Appreciation Rights. The Administrator may award a right to receive in cash the amount that the Fair Market Value of a Share exceeds a stated exercise price (a “stock appreciation right” or “SAR”) to a person eligible under Section 5 on such terms that the Administrator shall determine, consistent with the terms of this Plan. An SAR shall be subject to the same general terms that apply to an option granted hereunder, including (but not limited to) the terms set forth in Sections 6, 7, 9 and 10 as appropriately modified. An exercised SAR will reduce the Shares reserved for issuance under the Plan under Section 4.
     13. Securities Law Compliance.
     (a) General Rules. All awards under this Plan shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. Options may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, no option may be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the option be in effect with respect to the Shares issuable upon exercise of the option, or (ii) in the opinion of legal counsel to the Corporation, the Shares issuable upon exercise of the option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Corporation’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Corporation of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.
     (b) Conditions of Exercise. As a condition to the exercise of any option, the Corporation may require Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Corporation.
     14. Miscellaneous.
     (a) No Right to an Option. Nothing in the Plan shall be construed to give any person any right to benefit under the Plan.
     (b) No Employment Rights. Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will utilize Participant’s services for any period of time, or in any position, or at any particular rate of compensation.
     (c) No Stockholders’ Rights. Participant shall have no rights as a shareholder with respect to the Shares covered by his or her options until the date of the issuance to him or her of a share certificate for the Shares, and no adjustment will be made for dividends or other rights for which the record date is prior to the date the certificate is issued.
     (d) Claims. Any person who makes a claim for benefits under the Plan or under any option agreement entered into pursuant to the Plan shall file the claim in writing with the Administrator. Written notice of the disposition of the claim shall be delivered to the claimant within 60 days after filing. If the claim is denied, the Administrator’s written decision shall set forth (i) the specific reason or reasons for the denial, (ii) a specific reference to the pertinent provisions of the Plan or option agreement on which the denial is based, and (iii) a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation of why such material or information is necessary. No lawsuit may be filed by the claimant until a claim is made and denied pursuant to this subsection.
     (e) Attorneys’ Fees. In any legal action or other proceeding brought by either party to enforce or interpret the terms of the option agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.
     (f) Confidentiality. The terms and conditions of the option agreement, including without limitation the number of Shares for which the option is granted, are confidential. The Participant shall not disclose the terms of the option to any third party, except to Participant’s financial or legal advisors, tax preparer or family members, unless disclosure is required by law.
     (g) Corporation Free to Act. An option grant shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of any member of the Company or any issue of bonds, debentures, or preferred or preference stocks affecting the Shares or the rights thereof, or of any rights, options, or warrants to purchase any capital stock of the Corporation, or the dissolution or liquidation of the Corporation, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings of the Corporation, whether of a similar character or otherwise.
     (h) Severability. If any provision of the Plan or option agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, that provision shall be enforced to the greatest extent permitted by law, and the remainder of this Plan and option agreement and of that provision shall remain in full force and effect as applied to other persons, places, and circumstances.
     (i) Substitution/Assumption. The Company may substitute or assume outstanding options granted by another company by either (i) granting an option under this Plan in substitution of such other company’s option or (ii) assuming such option as if it had been granted under this Plan if the terms of such assumed option are consistent this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed option would have been eligible to be granted an option under this Plan if the other company had applied the rules of this Plan to such grant. In the event of an assumption hereunder, the terms and conditions of the option will remain unchanged, except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately in the manner described in Code §424(a). If the Company substitutes a new option for the old option, such new option may be granted with a similarly adjusted exercise price.
     (j) Exchange Requirements. The requirements of any stock exchange or other established market (such as the NASDAQ), on which the Corporation’s common stock is traded, are hereby incorporated into this Plan by reference.
     (k) Governing Law. This Plan and the option agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts wholly made and performed in the State of Colorado.
     15. Effective Date of the Plan. The Plan will become effective upon adoption by the Board, subject to approval by the Corporation’s stockholders within one year. Options may be granted under the Plan at any time after the Plan’s adoption and before the Plan’s termination. The Plan shall terminate on the 10th anniversary of its adoption.
     16. Amendment of the Plan. The Board may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the Corporation’s stockholders no revision or amendment shall change the number of Shares issuable under the Plan (except as provided in Section 6(e)), change the designation of the class of individuals eligible to benefit under the Plan, or materially increase the benefits accruing to Participants.
     IN WITNESS WHEREOF, the undersigned Secretary of the Corporation certifies that this Plan was adopted by the Board on February 12, 2003, and effective as of the same date, amended on February 1, 2006, and amended and restated February 21, 2007.